UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

__________________

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

__________________

Date of Report (Date of earliest event reported):

December 27, 2002

CORNERSTONE REALTY FUND, LLC

(Exact name of registrant as specified in its charter)

California	333-63656	33-0827161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4590 MacArthur Blvd., Suite 610 Newport Beach, California 92660
(Address of principal executive offices)

(949) 852-1007

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item  2.  Acquisition or Disposition of Assets

On December 27, 2002, we acquired an existing multi-tenant industrial business park known as the Sky Harbor Business Park, a single-story building built in 1976 of approximately 41,422 square feet of leasable space on approximately 2.145 acres of land.  The acquisition price was $2,575,000 plus approximately $40,000 of closing costs (which are not fully determined at this time), which equates to approximately $63 per square foot of leasable space.  The property was 100% leased on the acquisition date to six tenants whose spaces range in size from approximately 5,000 square feet to over 12,000 square feet.  We purchased this property for all cash, without debt financing.

The property is located in the Chicago area, specifically in the Northern Cook County Industrial sub-market in the Village of Northbrook, Illinois.

                An appraisal ordered for the purchase of this property, prepared in conformity with the Uniform Standards of Professional Practice and the Code of Ethics of the Appraisal Institute by an independent appraiser who is a member of the Appraisal Institute, reported the prospective market value for the Sky Harbor Business Park as of November 28, 2002, at $2,900,000.

Item 7.  Financial Statements and Exhibits

                The required financial statements will be filed by an amendment to this Current Report on Form 8-K no later than 60 days after January 9, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNERSTONE REALTY FUND, LLC

By:	CORNERSTONE INDUSTRIAL PROPERTIES, LLC
Its Managing Member

	By:	CORNERSTONE VENTURES, INC.
Its Manager

		By:	/s/ TERRY G. ROUSSEL
Terry G. Roussel, President
(Principal Executive Officer)

		By:	/s/ TRACY A. THOMSON
Tracy A. Thomson, Chief Financial Officer
(Principal Financial Officer and
Principal Accounting Officer)

Dated:   January 9, 2003